UNITED STATES DISTRICT COURT

DISTRICT OF ARIZONA

Alaska Electrical Pension Fund, Derivatively on Behalf of Apollo Group, Inc., et al., Plaintiffs, v. John G. Sperling, et al., Defendants, and Apollo Group, Inc., an Arizona corporation, Nominal Defendant.	CV-06-2124-PHX-ROS (LEAD) CV-06-2239-PHX-ROS CV-06-2701-PHX-ROS **(Consolidated)** **<u>EXHIBIT E</u>** **SUMMARY NOTICE OF SETTLEMENT**

IN THE SUPERIOR COURT OF THE STATE OF ARIZONA
IN AND FOR THE COUNTY OF MARICOPA

LARRY BARNETT, Derivatively on behalf of Nominal Defendant APOLLO GROUP, INC., Plaintiffs, vs. JOHN BLAIR; DINO J. DECONCINI; HEDY F. GOVENAR; KENDA B. GONZALES; TODD S. NELSON; LAURA PALMER-NOONE; JOHN R. NORTON, III; JOHN G. SPERLING and PETER V. SPERLING, Defendants and APOLLO GROUP, INC., Nominal Defendant.	No. CV 2006-051558 (Assigned to the Hon. John A. Buttrick)

TO: ALL HOLDERS OF APOLLO GROUP, INC. ("APOLLO" OR THE "COMPANY") STOCK AS OF APRIL 7, 2008.

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY – YOUR RIGHTS MAY BE AFFECTED BY THE PROPOSED SETTLEMENT OF THE DERIVATIVE ACTIONS AND RELATED LEGAL PROCEEDINGS.

YOU ARE HEREBY NOTIFIED that the derivative plaintiffs in *Alaska Electrical Pension Fund v. John G. Sperling, et al.*, United States District Court for the District of Arizona, Consolidated Lead Case No. CV-06-2124-PHX-ROS (the "Federal Action") (and all cases consolidated therewith) and in *Larry Barnett v. John Blair, et al.*, Superior Court of the State of Arizona in and for the County of Maricopa, Case No. CV2006-051558 (the "State Action" and, collectively with the Federal Action, the "Actions" or the "Litigation") have entered into a Stipulation of Settlement (the "Stipulation") with certain current and former officers and directors of Apollo Group, Inc. ("Apollo" or the "Company") who are named defendants in one or more of the Actions and with Apollo, the nominal defendant in the Actions. The United States District Court for the District of Arizona and the Superior Court of the State of Arizona in and for the County of Maricopa have preliminarily approved this Settlement.

Under the proposed settlement, Apollo has or will reprice 413,100 outstanding stock options held by certain of the Individual Defendants and Apollo officers, thereby bestowing a direct benefit to Apollo. "Repricing" means the option strike price is increased to the closing price of Apollo stock (or University of Phoenix stock) on the measurement date used for purposes of the restatement of Apollo's historical financial results, set forth in Apollo's Form 10-K filed with the Securities and Exchange Commission on May 22, 2007. The Company has agreed to adopt extensive corporate governance reforms, which include certain internal controls and procedures that relate to certain allegations raised in the Actions concerning Apollo's stock option granting

practices. Neither the Company nor any of its current or former officers and directors made any admission of wrongdoing. In addition, the Company and/or its insurer will pay plaintiffs' counsels' attorney fees and litigation expenses as awarded by the Federal Court.

After the Settlement is approved by the Federal Court and is thereby made final, the parties in the State Action shall make an application to the State Court for entry of an order dismissing the stock option backdating claims. Certain claims in the State Action that do not involve stock option practices will not be released by this settlement.

Neither of these Actions is a class action, and no individual stockholder has an individual claim or right to individual compensation. Any release of claims obtained through this settlement therefore shall not apply to any non-derivative causes of action currently being asserted in a separate federal securities class action lawsuit, entitled *Teamsters Local 617 Pension And Welfare Funds v. Apollo Group, Inc., et al.*, Case No. 06-CV-2674-PHX-RCB, currently pending in the United States District Court for the District of Arizona.

A final settlement hearing is scheduled for July 18, 2008, at 10:00 a.m. before Judge Roslyn O. Silver, United States District Court for the District of Arizona, Phoenix Division, Sandra Day O'Connor U.S. Courthouse, 401 W. Washington Street, Phoenix, Arizona 85003, for the purpose of determining whether the proposed settlement should be approved as fair, reasonable and adequate. The State Court will not hold a separate hearing to consider the Settlement.

Any objection to the Settlement must be filed with the Federal Court and addressed as follows to the: Clerk of Court, United States District Court for the District of Arizona, Phoenix Division, 401 W. Washington Street, Suite 130, SPC1, Phoenix, Arizona 85003, by June 26, 2008, and must show proof of service on each of the counsel listed below:

Blair A. Nicholas
Brett M. Middleton
BERNSTEIN LITOWITZ BERGER
& GROSSMANN LLP

12481 High Bluff Drive, Suite 300
San Diego, CA 92130
Tel: (858) 793-0070
Lead Counsel for Lead Plaintiff in the Federal Action

Brian A. Herman
Joseph E. Floren
MORGAN LEWIS & BOCKIUS LLP
101 Park Avenue
New York, NY 10178
Tel: (212) 309-6909
Attorneys for Nominal Defendant Apollo

Eric S. Waxman
SKADDEN, ARPS, SLATE, MEAGHER
& FLOM LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071
Tel.: (213) 687-5000
Attorneys for the Individual Defendants

Inquiries regarding the Actions should be addressed to Lead Counsel for Lead Plaintiffs in the Federal Action, Blair A. Nicholas, at the address set forth above.

Additional information regarding the Settlement is available at http://www.apollogrpderivativesettlement.com.

PLEASE DO NOT CONTACT THE CLERK OF THE COURT OR THE JUDGE REGARDING THIS NOTICE.

DATED: May 2, 2008

BY ORDER OF THE COURT UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA AND THE SUPERIOR COURT OF THE STATE OF ARIZONA IN AND FOR THE COUNTY OF MARICOPA